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                                                                    EXHIBIT 32.1


THE FOLLOWING STATEMENT IS BEING MADE TO THE SECURITIES AND EXCHANGE COMMISSION SOLELY FOR PURPOSES OF SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C.
1349), WHICH CARRIES WITH IT CERTAIN CRIMINAL PENALTIES IN THE EVENT OF A KNOWING OR WILLFUL MISREPRESENTATION.

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

         Re:  SOLA International Inc.

Ladies and Gentlemen:

         In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 USC 1350), each of the undersigned hereby certifies that:

            (i) this Quarterly Report on Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

            (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Sola International Inc.

Dated as of this 12th day of February, 2004.

/s/ Jeremy C. Bishop                      /s/ Ronald F. Dutt
----------------------------------------  --------------------------------------
Jeremy C. Bishop                          Ronald F. Dutt
President and Chief Executive Officer     Executive Vice President and Chief
                                          Financial Officer



A signed original of this written statement required by Section 906 has been provided to SOLA International Inc. and will be retained by SOLA International Inc. and furnished to the Securities and Exchange Commission or its staff upon request.